UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40671	81-5112298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nuvalent, Inc.

One Broadway, 14th Floor, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

(857) 357-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Nuvalent, Inc. (the “Company” or “Nuvalent”) is aware of the announcement this morning by Royalty Pharma plc (“Royalty Pharma”) that it has acquired a preexisting royalty interest in Nuvalent’s neladalkib and zidesamtinib investigational product candidates from an undisclosed third party for up to $315 million. Information regarding Nuvalent’s revenue share agreement with its scientific founder is available in Note 10 of Nuvalent’s financial statements contained in Nuvalent’s Annual Report on Form 10-K for the year ended December 31, 2024, and elsewhere in the Company’s filings with the Securities and Exchange Commission. The “low single digit preexisting royalty” referred to in the Royalty Pharma press release is 1.5% of net sales of both neladalkib and zidesamtinib.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvalent, Inc.

Date: December 16, 2025	By:	/s/ Deborah A. Miller
Deborah A. Miller, Ph.D.
Chief Legal Officer and Secretary